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                                                                    EXHIBIT 10.4

                                                                [EXECUTION COPY]

                              AMENDED AND RESTATED
                                      NOTE

                                                              New York, New York
$11,696,314.04                                                September 30, 1999

         Northstar Health Services, Inc., a Delaware corporation (the "Company"), for value received, promises to pay to the order of CERBERUS CAPITAL MANAGEMENT, LLC (the "Lender"), $11,696,314.04 (ELEVEN MILLION, SIX HUNDRED AND NINETY SIX THOUSAND, THREE HUNDRED AND FOURTEEN DOLLARS AND FOUR CENTS) constituting the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to the Credit Agreement referred to below.

         The Company promises to pay the principal amount of the Loans on the dates provided in the Credit Agreement and to pay interest on the unpaid principal amount of the Loans on the dates and at the rate or rates provided for in the Credit Agreement. All payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds in the manner and at the locations provided in the Credit Agreement.

         This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of September 30, 1999, between the Company, Cerberus Capital Management, LLC, as Agent, The Chase Manhattan Bank, as Collateral Agent, the Lender, and certain other parties (the "Credit Agreement"). Reference is made to the Credit Agreement for provisions for the prepayment of this Note and the acceleration of the maturity of this Note. Terms not otherwise defined have the meanings stated in the Credit Agreement.

         This Note amends and restates in its entirety the Note dated October 20, 1995, previously executed by the Company.

         The payment of the principal amount of and interest on this Note, and the other obligations under the Loan Documents, is secured by liens on collateral pursuant to the Collateral Documents, is guaranteed pursuant to the Subsidiary Guaranty and is senior in right of payment to certain other obligations of the Company pursuant to the Subordination Agreement.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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                                        NORTHSTAR HEALTH SERVICES, INC.



                                        By:_____________________________________
                                           Name:
                                           Title: